Exhibit 10.5

WAIVER, CONSENT AND INTERCREDITOR AGREEMENT

THIS WAIVER, CONSENT, AND INTERCREDITOR AGREEMENT is entered into the 26th day of February 2010 (this “Agreement”) by and among TAGLICH BROTHERS, INC., as collateral agent (the “Collateral Agent”) for the Purchasers listed on Exhibit A to the “Taglich Debt Documents” (as hereinafter defined), with an address of 275 Madison Avenue, Suite 1618, New York, NY 10016 (with the Collateral Agent, individually and collectively, the “Senior Creditor”); SHELTER ISLAND OPPORTUNITY FUND, LLC, a Delaware limited liability company with a place of business, c/o RAM Capital Resources, LLC, at 535 Fifth Avenue, 25th floor, New York, NY 10017 (“Shelter Island”), and GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation with a place of business at 3201 Griffin Road, Ft. Lauderdale, Florida 33312 (“Gulfstream” or the “Debtor”).

RECITALS

WHEREAS, Gulfstream is currently indebted to Shelter Island in the aggregate amount of $3,909,000 (the “Shelter Island Debt”) pursuant to an amended and restated loan agreement dated of even date herewith (the “Shelter Island Loan Agreement”); and

WHEREAS, the obligations of Gulfstream to retire the Shelter Island Debt owed to Shelter Island under the Shelter Island Loan Agreement is secured by a first priority lien and security interest (the “Shelter Island Lien”) in and to all of the assets and properties of Gulfstream and its Subsidiaries whether now owned or hereafter acquired and any and all additions and accessions to any of the foregoing, and any and all replacements, products, proceeds (including insurance proceeds) and substitutions of any of the foregoing wherever located (collectively, the “Collateral”); and

WHEREAS, Gulfstream and the Senior Creditor have entered into a purchase agreement, dated as of February 26, 2010 (the “Purchase Agreement”) pursuant to which the Senior Creditor has agreed to lend $1,000,000 to Gulfstream (the “Senior Loan”); which Senior Loan is evidenced by Gulfstream’s senior secured notes in the aggregate principal amount of $1,000,000 which is guaranteed by each Subsidiary of Gulfstream (individually and collectively, the “Senior Note”); and

WHEREAS, pursuant to the transactions contemplated by the Purchase Agreement, Gulfstream has agreed to grant to the Senior Creditor a first priority lien and security interest (the “Senior Creditor Lien”) in the “Accounts” (as that term is defined in the Security Agreement annexed as an exhibit to the Purchase Agreement) of Gulfstream and its Subsidiaries whether now owned or hereafter acquired and any and all additions and accessions to any of the foregoing, and any and all replacements, proceeds (including credit insurance proceeds of such Accounts) and substitutions of any of the foregoing wherever located (collectively, the “Senior Creditor Collateral”); and

WHEREAS, the Senior Creditor would not agree to make the Senior Loan unless Shelter Island also agrees to subordinate the Shelter Island Lien to the Senior Creditor Lien on the Senior Creditor Collateral, all pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1. Definitions.  As used herein, the following terms shall be defined as follows:

A. “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Gulfstream or any Subsidiary.

B. “Priority Senior Debt” shall mean the obligations of Gulfstream and its Subsidiaries to the Senior Creditor under the Purchase Agreement and the Note; provided, however, that in no event shall Priority Senior Debt (as defined herein) exceed the principal amount of $1,000,000 plus accrued and unpaid interest thereon pursuant to the Note and the Purchase Agreement.

C. “Priority Senior Debt Default” shall mean a default in the payment of the Priority Senior Debt or in the performance of any term, covenant or condition contained in the Purchase Agreement or any other occurrence permitting the Senior Creditor to accelerate the payment of all or any portion of the Priority Senior Debt, and shall also include any Shelter Island Debt Default.

D. “Shelter Island Debt Default” shall mean a default in the payment of the Shelter Island Debt or in the performance of any term, covenant or condition contained in the Shelter Island Debt Documents or any other occurrence permitting Shelter Island to accelerate the payment of all or any portion of the Shelter Island Debt.

E. “Shelter Island Debt Documents” shall mean the collective reference to (a) the loan and security agreement and related documents in effect as of the date hereof, and (b) the contemplated restructuring of the Shelter Island Debt in accordance with the proposed restructuring term sheet in the form of Exhibit A annexed hereto and made a part hereof, and any and all amendments, modifications or restatements hereof entered into.

F. “Shelter Island Enforcement Action” shall mean (a) to take from or for the account of Gulfstream or any co-obligor or guarantor of the Shelter Island Debt, by set-off or in any other manner, except acceptance of regularly scheduled payments in accordance with the terms of the Shelter Island Debt Documents, the whole or any part of any moneys which may now or hereafter be owing by Gulfstream or any such co-obligor or guarantor with respect to the Shelter Island Debt, (b) except as otherwise provided in Section 4A hereof, accept or retain any payment of any amount with respect to the Shelter Island Debt, except regularly scheduled payments in accordance with the terms of the Shelter Island Debt Documents, (c) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Gulfstream or any such co-obligor or guarantor to (i) enforce payment of or to collect the whole or any part of the Shelter Island Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Shelter Island Debt Documents or applicable law with respect to the Shelter Island Debt, (d) to accelerate the Shelter Island Debt, or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Gulfstream or any such co-obligor or guarantor, including the Senior Creditor Collateral.

G. “Subsidiaries” shall mean the collective reference to Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Training Academy, Inc., a Florida corporation, Gulfstream Connection, Inc., a Florida corporation and GIA Holdings Corp., Inc., a Delaware corporation, all of which are wholly-owned subsidiaries of the Debtor.

H. “Taglich Debt Documents” shall mean the collective reference to (a) the Purchase Agreement among Gulfstream, its Subsidiaries and the persons listed as “Purchasers” of the Note on Exhibit A thereto, and (b) all exhibits to such Purchase Agreement; a true copy of which has been furnished to RAM Capital Resources LLC.

2. Waiver and Consent; Confirmation of Lien.  Subject to the terms of this Agreement:

(a)           Shelter Island hereby (i) consents to the granting of a first priority lien and security interest in the Senior Creditor Collateral in favor of the Senior Creditor to secure the Priority Senior Debt, (ii) subordinates the Shelter Island Lien to the first priority Senior Credit Lien in the Senior Creditor Collateral, and (iii) consents to the filing of UCC Financing Statements related to the Priority Senior Debt;

(b)           the Senior Creditor hereby (i) consents to and affirms the existing security interest in the Collateral in favor of Shelter Island, (ii) acknowledges that, except for the Senior Creditor Collateral, the Shelter Island Lien represents a first priority lien and security interest in and to all of the Collateral, and (iii) consents to the filing of UCC Financing Statements related to the Shelter Island Debt; and

(c)           Gulfstream does hereby represent, warrant and covenant that, except for the Senior Creditor Lien securing the Priority Senior Debt, the Shelter Island Lien securing the Shelter Island Debt represents a first priority lien and security interest on all of the Collateral which has priority over all liens and security interest in the Collateral, other than the Senior Creditor Lien.

3. Notice of Default.  Shelter Island further agrees to give the Senior Creditor notice of receipt of any payment on or applied by Shelter Island in respect of the Shelter Island Debt if such payment is proceeds of the Senior Creditor Collateral or is not permitted by Section 4A, after receipt by Senior Creditor of a Shelter Island Debt Default; provided, that the failure to provide any such notice shall not affect the rights of any party under this Agreement.  The Senior Creditor also agrees to give Shelter Island notice of receipt of any payment on or applied by the Senior Creditor in respect of the Priority Senior Debt if such payment is proceeds of the Collateral, other than the Senior Creditor Collateral, or is not permitted by Section 4A, after receipt by Senior Creditor of a Shelter Island Debt Default; provided, that the failure to provide any such notice shall not affect the rights of any party under this Agreement.

4. Prepayments; Payments in Respect of Senior Creditor Collateral and the Collateral.

A.           Except as otherwise set forth in this Section 4A, neither the Debtor nor any Subsidiary shall prepay, in whole or in part, any indebtedness or other obligations in respect of either the Shelter Island Debt or the Senior Loan without, in each instance, the prior written consent of both Shelter Island and the Senior Creditor.  Notwithstanding the foregoing:

(i)           Shelter Island shall have the absolute right to demand and receive prepayments of the Shelter Island Debt out of any cash proceeds received by the Debtor from the sale or liquidation of any of the Collateral, other than the Senior Creditor Collateral; provided, however, that following payment in full of the Priority Senior Debt, Shelter Island shall have the absolute right to demand and receive prepayments of the Shelter Island Debt out of any cash proceeds received by the Debtor from the sale or liquidation of any Accounts; provided, that, absent the liquidation or sale of Accounts, no prepayment of Shelter Island Debt shall be permitted in connection with cash proceeds received by Debtor from the collection of Accounts in the ordinary course of business of the Debtor;

(ii)           the Senior Creditor shall have the absolute right to demand and receive prepayments of the Priority Senior Debt out of any cash proceeds received by the Debtor from the sale or liquidation of any of the Senior Creditor Collateral; provided, that, absent the liquidation or sale of Accounts, no prepayment of Senior Creditor Debt shall be permitted in connection with cash proceeds received by Debtor from the collection of Accounts in the ordinary course of business of the Debtor; and

(iii)           in the event of any public or private offering of equity securities of Gulfstream or any debt securities of Gulfstream that are convertible into or exchangeable for equity securities of Gulfstream (each an “Equity Type Financing”), the net proceeds (defined as gross proceeds less sales commissions, underwriting discounts and other customary offering expenses) received by Gulfstream shall be applied as follows:

(1)           first to the purchase of aircraft currently under lease;

(2)           second, to provide Gulfstream and its Subsidiaries with working capital in such amounts as shall be reasonably acceptable to Gulfstream and reasonably acceptable to the Senior Creditor and Shelter Island; and

(3)           third, to each of the Shelter Island and the Senior Creditor, in pro-rata amounts, as the then outstanding amount of each of the Shelter Island Debt and the Priority Senior Creditor Debt bear to aggregate indebtedness then owed to both Shelter Island and the Senior Creditors.

B.           Except for regularly scheduled payments in accordance with the terms of the Shelter Island Debt Documents, in the event that, following a Shelter Island Debt Default or a Priority Senior Debt Default, Shelter Island shall receive any cash payments from the Debtor or any Subsidiary that represent proceeds derived from the sale or collection of the Senior Creditor Collateral, Shelter Island shall hold such payments in trust for the benefit of the Senior Creditor until such time all the Senior Note, together with all accrued and unpaid interest thereon, shall have been paid in full.

C.           Except for regularly scheduled payments in accordance with the terms of the Taglich Debt Documents and the Note, in the event that, following a Shelter Island Debt Default or a Priority Senior Debt Default, the Senior Creditor, or any of them, shall receive any cash payments from the Debtor or any Subsidiary that represent proceeds derived from the sale or collection of any of the Collateral (other than from the proceeds of the specific Senior Creditor Collateral), the Senior Creditor shall hold such payments in trust for the benefit of the Shelter Island.

5. Subordination of Liens.  Until the Priority Senior Debt has been indefeasibly paid in full in cash, any liens and security interests of Shelter Island in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Creditor in the Senior Creditor Collateral, regardless of the time, manner or order of perfection of any such liens and security interests.  The Senior Creditor and Shelter Island agree that neither of them will at any time contest the validity, perfection, priority or enforceability of the Priority Senior Debt, the Shelter Island Debt the Priority Senior Debt Documents, the Shelter Island Debt Documents or the liens and security interests of Senior Creditor or Shelter Island in the Collateral securing the Priority Senior Debt and the Shelter Island Debt.

6. Intentionally Omitted.

7. Covenant to Provide Notice to Shelter Island and to Senior Creditor.

A.           Gulfstream covenants that it will provide (i) notice of an impending or incipient Priority Senior Debt Default to Shelter Island and (ii) evidence that such notice has been provided by Debtor to Shelter Island, concurrently with providing notice of such impending or incipient Priority Senior Debt Default to the Senior Lender.  Gulfstream covenants further to provide Shelter Island with notice of any payment on or applied to the Priority Senior Debt following a Shelter Island Debt Default.

B.           Gulfstream covenants that it will provide Senior Creditor with (i) notice of an impending or incipient Shelter Island Default, and (ii) evidence that such notice has been provided by Debtor to the Senior Creditor, concurrently with providing notice of such impending or incipient Shelter Island Debt Default to Shelter Island.  Gulfstream covenants further to provide Senior Creditor with notice of any payment on or applied to the Shelter Island Debt following a Priority Senior Debt Default.

C.           Gulfstream covenants that it will provide Shelter Island with (i) notice of an impending or incipient Priority Senior Debt Default, and (ii) evidence that such notice has been provided by Debtor to the Shelter Island, concurrently with providing notice of such impending or incipient Priority Senior Debt Default to Senior Creditor.  Gulfstream covenants further to provide Shelter Island with notice of any payment on or applied to the Priority Senior Debt following a Shelter Island Debt Default.

8. Representations and Warranties.

A.   Shelter Island hereby represents and warrants to Senior Creditor that as of the date hereof: (a) Shelter Island is duly formed and validly existing under the laws governing its formation; (b) Shelter Island has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Shelter Island will not violate or conflict with the organizational documents of Shelter Island, any material agreement binding upon Shelter Island or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Shelter Island, enforceable against Shelter Island in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) Shelter Island is the sole owner, beneficially and of record, of the Shelter Island Debt Documents and the Shelter Island Debt.

B.   The Collateral Agent hereby represents and warrants to Shelter Island that as of the date hereof: (a) the Collateral Agent is duly formed and validly existing under the laws governing its formation; (b) the Collateral Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action of the holders of the Priority Senior Debt; (c) the execution of this Agreement by Collateral Agent will not violate or conflict with the organizational documents of Collateral Agent, including, without limitation the Purchase Agreement, any material agreement binding upon Collateral Agent or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Collateral Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) the Purchasers of the Senior Debt are the sole owners, beneficially and of record, of the Senior Debt and the Notes.

C.   Gulfstream hereby represents and warrants to the Senior Creditor and Shelter Island that as of the date hereof: (a) Gulfstream is duly formed and validly existing under the laws of the State of Delaware; (b) Gulfstream has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Gulfstream will not violate or conflict with the organizational documents of Gulfstream, any material agreement binding upon Gulfstream or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Gulfstream, enforceable against Gulfstream in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

9. Subrogation.

A.           Subject to the indefeasible payment in full in cash of the Priority Senior Debt, Shelter Island shall be subrogated to the rights of Senior Creditor to receive distributions or proceeds from, or in connection with, the Senior Creditor Collateral with respect to the Priority Senior Debt until the Shelter Island Debt is paid in full. Shelter Island agrees that in the event that all or any part of a distribution or payment, from or in connection with the Senior Creditor Collateral (including any distribution or payment in respect of the Accounts included in the Collateral) is recovered from the holders of the Priority Senior Debt in a Proceeding or otherwise, any such distribution or payment received by Shelter Island with respect to the Shelter Island Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Shelter Island in trust as property of the holders of the Priority Senior Debt and Shelter Island shall forthwith deliver the same to the Senior Creditor for application to the Priority Senior Debt until the Priority Senior Debt is paid in full.  A distribution made pursuant to this Agreement to Senior Creditor which otherwise would have been made to Shelter Island is not, as between Gulfstream and Shelter Island, a payment by Gulfstream to or on account of the Priority Senior Debt.

B.           Subject to the indefeasible payment in full in cash of the Shelter Island Debt, Senior Creditor shall be subrogated to the rights of Shelter Island to receive distributions or proceeds from, or in connection with, the Collateral, other than the Senior Creditor Collateral, with respect to the Shelter Island Debt until the Priority Senior Debt is paid in full. Senior Creditor agrees that in the event that all or any part of a distribution or payment, from or in connection with the Collateral, other than the Senior Creditor Collateral, is recovered from the holders of the Shelter Island Debt in a Proceeding or otherwise, any such distribution or payment received by the Senior Creditor with respect to the Senior Creditor Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Senior Creditor in trust as property of the holders of the Shelter Island Debt and the Senior Creditor shall forthwith deliver the same to Shelter Island for application to the Shelter Island Debt until the Shelter Island Debt is paid in full.

10. Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Creditor and Shelter Island, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

11. Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

12. Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth in the Recitals and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 12:00 noon (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

13. Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Creditor, Shelter Island and Gulfstream. To the extent permitted under their respective debt documents, either lender may, from time to time, without notice to is the other lender, assign or transfer any or all of their debt or any interest therein to any person or entity and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the assigned debt shall, subject to the terms hereof, be and remain subject to the terms and conditions of this Agreement, and every permitted assignee or transferee of any of the assigned debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the assigned debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

14. Relative Rights.  This Agreement shall define the relative rights of Senior Creditor and Shelter Island. Nothing in this Agreement shall (a) impair, as among Gulfstream and Senior Creditor and as between Gulfstream and Shelter Island, the obligation of Gulfstream with respect to the payment of the Priority Senior Debt and the Shelter Island Debt in accordance with their respective terms or (b) affect the relative rights of Senior Creditor or Shelter Island with respect to any other creditors of Gulfstream.

15. Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Shelter Island Debt Documents, the provisions of this Agreement shall control and govern.

16. Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

17. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

19. Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Priority Senior Debt and the termination of all lending commitments under the Loan Agreement after which this Agreement shall terminate without further action on the part of the parties hereto.  The liability of Shelter Island hereunder shall be reinstated and revived, and the rights of the Senior Creditor shall continue, with respect to any amount at any time paid on account of the Priority Senior Debt which shall thereafter be required to be restored or returned by the Senior Creditor in any Proceeding, all as though such amount had not been paid, provided, however, that Shelter Island shall not be required to disgorge any payments received during the period after the Senior Creditor was paid in full and before such restoration or return.  The liability of the Senior Creditor hereunder shall be reinstated and revived, and the rights of Shelter Island shall continue, with respect to any amount at any time paid on account of the Shelter Island Debt which shall thereafter be required to be restored or returned by the Shelter Island in any Proceeding, all as though such amount had not been paid, provided, however, that the Senior Creditor shall not be required to disgorge any payments received during the period after Shelter Island was paid in full and before such restoration or return.

20. Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

21. CONSENT TO JURISDICTION.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, EACH PARTY WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO COMPLY WITH DISCOVERY REQUIREMENTS AND SCHEDULES AS SET BY THE COURT OR OTHER DULY APPOINTED ARBITER OF SUCH PROCEEDING.

22. WAIVER OF JURY TRIAL. SHELTER ISLAND, GULFSTREAM AND SENIOR SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SHELTER ISLAND, GULFSTREAM AND SENIOR SECURED PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SHELTER ISLAND, GULFSTREAM AND SENIOR SECURED PARTY WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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IN WITNESS WHEREOF, the parties hereto have executed the within as of the date first above written.

TAGLICH BROTHERS, INC., as collateral agent (for the Purchasers):

By:	/s/ Robert C. Schroeder
Name: Robert C. Schroeder
Title: Vice President

SHELTER ISLAND OPPORTUNITY FUND, LLC,

By:	/s/ Michael Coiley
Name: Michael Coiley
Title: Authorized Signor

GULFSTREAM INTERNATIONAL GROUP, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GIA HOLDINGS CORP., INC.		ACCEPTED AND AGREED TO: GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:	/s/David F. Hackett	By:	/s/ David F. Hackett
	Name: David F. Hackett		Name: David F. Hackett
	Title: President		Title: President

GULFSTREAM TRAINING ACADEMY, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President

GULFSTREAM CONNECTION, INC.

By:	/s/ David F. Hackett
Name: David F. Hackett
Title: President